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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K




                         CURRENT REPORT


             Pursuant to Section 13 or Section 15(d)
             of the Securities Exchange Act of 1934



               Date of Report - December 19, 1994



            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
     (Exact name of Registrant as specified in its charter)



          New York                  1-3268           14-0555980
____________________________   ________________   _____________
(State or other jurisdiction   (Commission File   (IRS Employer
   of incorporation number)     Identification      Number)


284 South Avenue, Poughkeepsie, New York            12601-4879
________________________________________            __________
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code (914) 452-2000







            CENTRAL HUDSON GAS & ELECTRIC CORPORATION


Item 5.   Other Events.

          A.   City of Newburgh Matter

               Reference is made to Registrant's Quarterly
Report, on Form 10-Q, for the quarterly period ended September
30, 1994, and to the caption "Legal Proceedings - Environmental Claims" of Part II thereof for a description of the possible migration of a tar-like substance from a site owned by Registrant to the site of a wastewater treatment plant owned by the City of Newburgh, New York ("City").
               On November 28, 1994, Registrant received a letter from counsel to the City, which letter purports to be a notice pursuant to the "Citizens' Suit" provisions of the federal Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6972, that the City intends to file a citizens' suit against Registrant. The letter asserts that an "imminent and substantial endangerment to health and the environment" exists by virtue of the release of allegedly hazardous coal-tar material from the former Water Street gas manufacturing plant site owned by Registrant.
               Any such action, if successful, could require Registrant to take remedial action, potentially including removal of any solid or hazardous waste which is determined to present "imminent and substantial endangerment to health or the environment." RCRA authorizes the award of the costs of litigation including reasonable attorney and expert witness fees, if found to be appropriate by the Court.
               Under RCRA, the City has a 90 day waiting period (expiring on or about February 27, 1995), before which it can commence any such action. If, however, prior to the commencement of any such action by the City, either the Administrator of the U.S. Environmental Protection Agency (the "Administrator") or the State of New York has (i) commenced and is diligently prosecuting a civil action against Registrant under RCRA, (ii) actually engaged in a removal action under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), or
(iii) in the case of the Administrator, incurred costs to
initiate a Remedial Investigation and Feasibility Study under CERCLA and is diligently proceeding with a remedial action thereunder, any action by the City under the citizens' suit provision of RCRA would be precluded. At this time no action has been taken by either the State of New York or the Administrator with respect to this matter.
               Registrant can make no prediction as to whether
any action will be commenced either by the City, the Administrator, the State of New York, or by any other governmental entity.  Registrant cannot predict whether any
action commenced by the City could also include other claims including damages. Registrant can make no reasonable estimate of the cost to it if it were held liable to the City in this matter; however, Registrant intends to seek reimbursement from its insurance carriers for the cost of any such liability, but cannot predict the extent of such reimbursement at this time.
               Registrant's study of this matter is continuing
and Registrant has not yet been able to determine whether it was the generator of the tar-like substance in question.
          B.   Asbestos Litigation
               Reference is made to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1994 ("10-Q Report") and to the caption "Asbestos Litigation" in Part II, Item 1 (Legal Proceedings) thereof for a discussion of the litigation regarding asbestos currently pending against Registrant.
               In addition to the asbestos lawsuits referred to
in the 10-Q Report, Registrant has been served with a complaint dated November 21, 1994 by which ten (10) additional plaintiffs have sued Registrant. This complaint is filed in the New York State Supreme Court, County of New York. The plaintiffs allege that they were employees of independent contractors who were injured by exposure to asbestos while working at Registrant's facilities. Each of these ten plaintiffs seeks $10,000,000 in compensatory damages, plus punitive damages.
               As of December 13, 1994, Registrant is a defendant or third-party defendant in 276 asbestos lawsuits. Although the Registrant is presently unable to assess the validity of these
276 lawsuits, based on information known to the Registrant at this time, including its experience in settling asbestos cases and in obtaining dismissals of asbestos cases, the Registrant believes that the costs to be incurred in connection with these lawsuits will not have a material adverse effect on the Registrant's financial position. However, if the Registrant were ultimately held liable under these lawsuits and insurance coverage were not available, the cost thereof could have a material adverse effect (a reasonable estimate of which cannot be made at this time) on the financial condition of the Registrant if the Registrant could not recover all or a substantial portion thereof in rates. Registrant's insurance does not extend to punitive damages.
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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                    (Registrant)


                    By ______________________________________
                                  John F. Drain,
                       Vice President - Finance and Controller


Dated: December 19, 1994

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